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                                                                    EXHIBIT 99.3




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                             DDL ELECTRONICS, INC.





                             _____________________





                            NOTE PURCHASE AGREEMENT




                         Dated as of November 10, 1995




                             _____________________


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                               TABLE OF CONTENTS

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
SECTION 1.  ISSUANCE OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.1.  Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.2.  Purchase and Sale of the Securities; the Closing . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.3.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.4.  Representations of the Purchasers Listed on the Attached Schedule A  . . . . . . . . . . . . . . 2
         Section 1.5.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 3.  CONDITIONS OF CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.1.  Proceedings Satisfactory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.2.  Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.3.  Sale of the Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.4.  Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.5.  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.6.  Receipt of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 4.  THE BRIDGE NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.1.  Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.2.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.3.  Optional Redemption of the Bridge Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.4.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.5.  Allocation of Redemption Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.6.  Surrender of Bridge Notes; Notation Thereon  . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 5.  INSPECTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 6.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.1.  Payment of the Bridge Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.2.  Seniority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.3.  Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 6.4.  Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 6.5.  Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.6.  Limitation on Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.7.  Limitation on Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.8.  Limitation on Consolidation, Merger and Sale of Assets . . . . . . . . . . . . . . . . . . . .  15
         Section 6.9.  Observance of Statutes, Regulations and Orders . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.10.  Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.11.  Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.12.  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.13.  SMTEK Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15





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
SECTION 7.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 7.1.  Additional Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 8.  EVENTS OF DEFAULT; REMEDIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 8.1.  Events of Default Defined; Acceleration of Maturity  . . . . . . . . . . . . . . . . . . . . .  17
         Section 8.2.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 8.3.  Nonconsummation of Financing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 9.  REGISTRATION, TRANSFER AND EXCHANGE OF BRIDGE NOTES.  . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 10.  LOST BRIDGE NOTES, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 11.  AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 12.  HOME OFFICE PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 13.  TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 14.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 14.1.  Reliance on and Survival of Representations . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 14.2.  Successors and Assigns; Transfers of Bridge Notes . . . . . . . . . . . . . . . . . . . . . .  21
         Section 14.3.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 14.4.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 14.5.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 14.6.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 14.7.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 14.8.  Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 14.9.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 14.10.  Action of Majority Bridge Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SCHEDULE A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1





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                             DDL ELECTRONICS, INC.
                            7320 S.W. Hunziker Road
                           Tigard, Oregon  97223-2302

                            NOTE PURCHASE AGREEMENT


                                                              New York, New York
                                                         as of November 10, 1995


To The Purchasers Listed on
the Attached Schedule A

Ladies and Gentlemen:

         DDL ELECTRONICS, INC., a Delaware corporation (the "Company"), hereby agrees with you (together with your successors and assigns and any transferee, or Affiliate of such transferee, of the Bridge Notes and the Warrants, as such terms are hereinafter defined, under this Agreement; collectively, the "Purchasers" or "you") as follows:

         SECTION 1.  ISSUANCE OF NOTES.

         Section 1.1. Authorization. The Company has duly authorized an issue of one or more of its 10% Senior Bridge Notes due December 25, 1995 (the "Bridge Notes"), in the aggregate principal amount of $1,000,000, each such Bridge Note to be in the form of Exhibit A. The Bridge Notes shall mature, shall bear interest, shall be payable and otherwise shall be as provided herein and in Exhibit A. As used herein, the term "Bridge Notes" shall include the note or notes originally issued pursuant to this Agreement and all notes delivered in substitution or exchange for any of said note or notes, and if and where applicable, shall include the singular number as well as the plural.

         The Company has duly authorized an issue of one or more Warrants (the "Warrants") exercisable (subject to Section 8.3) to purchase an aggregate of 300,000 shares of Common Stock (subject to adjustment pursuant to the terms of the Warrants) upon and after the occurrence of an Event of Default. Each such Warrant will be in the form of Exhibit B. The shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") will have the registration rights set forth in the Registration Rights Agreement (as hereinafter defined).

         As used herein, the term "Securities" shall mean the Bridge Notes and the Warrants.

         Section 1.2.  Purchase and Sale of the Securities; the Closing.

                 (a) Subject to the terms and conditions hereof, the Company shall sell to you, and you shall purchase from the Company, the Securities specified opposite your name in Schedule A at a purchase price payable in cash specified opposite your name in Schedule A. The closing





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

         shall be held at [10:00 a.m.], New York time, on November __, 1995 (the "Closing" or the "Closing Date"), at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York 10022, or at such other time or place as the parties hereto mutually may agree.

                 (b) On the Closing Date, the Company will deliver to the Purchasers one or more Bridge Notes, registered in the Purchasers' names or in the names of the Purchasers' nominee or nominees, in minimum denominations of $25,000 and in the aggregate principal amount of $1,000,000, all as the Purchasers may specify by timely notice to the Company (or, in the absence of such notice, one Bridge Note registered in the name of each Purchaser with respect to the aggregate principal amount of the Bridge Notes purchased by such Purchaser), each duly executed and dated the Closing Date, against the Purchasers' delivery, on behalf of the Company, to the Escrow Account (as hereinafter defined) of immediately available funds in the aggregate amount of $1,000,000 (the "Purchase Price").

                 (c) On the Closing Date, the Company will deliver to the Purchasers one or more certificates evidencing the Warrants, registered in the Purchasers' names or in the names of the Purchasers' nominee or nominees, as the Purchasers may specify by timely notice to the Company (or, in the absence of such notice, one Warrant Certificate registered in the name of each Purchaser with respect to the aggregate number of Warrant Shares exercisable pursuant to the Warrants purchased by such Purchaser), each duly executed and dated the Closing Date, against the Purchasers' delivery to the Company of the Purchase Price. The parties hereto agree that an aggregate of $1,000 of the Purchase Price shall be allocated towards the purchase and sale of the Warrants and agree to report such purchase and sale for federal income tax purposes in accordance with such allocation.

         Section 1.3. Use of Proceeds. The gross proceeds of the sale of the Securities will be used solely as a down payment in connection with, and shall be deposited in the escrow account (the "Escrow Account") established with respect to, the acquisition of all of the outstanding common stock of SMTEK, Inc., a California corporation ("SMTEK"), pursuant to the Agreement for Purchase of Shares dated as of October 6, 1995 between the Company and the Sellers (the "SMTEK Sellers") named therein (the "SMTEK Agreement").

         Section 1.4. Representations of the Purchasers Listed on the Attached Schedule A. You represent and warrant to the Company that all of the representations and warranties you made pursuant to the Investor Questionnaire attached hereto as Exhibit C shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except to the extent that such representations and warranties by their terms speak as of an earlier date, in which case such representations and warranties were true and correct as of such earlier date.

         Section 1.5. Definitions. Certain capitalized terms used in this Agreement and not otherwise defined herein are defined in Section 7 hereof. References to a "Schedule" or "Exhibit" are, unless otherwise specified, to the appropriate Schedule or Exhibit annexed to this Agreement, each of which is deemed to be a part of this Agreement as if fully set forth herein.





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

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of you that:

                 (a) Annexed hereto as Schedule 2(a) are true and complete copies of the following documents: the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, including any and all amendments thereto (the "Form 10-K"), the Company's 1995 Annual Report to Stockholders, the Company's Proxy Statement for its May 31, 1995 Annual Meeting of Stockholders and the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995. Such documents, including any and all exhibits and schedules thereto (the "SEC Reports"), when filed with the Securities and Exchange Commission (the "SEC"), complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"). As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein. As of the date hereof, all reports required to be filed by the Company with the SEC have been timely filed.

                 (b) None of the representations, warranties or statements made by the Company contained in this Agreement or in the schedules and exhibits hereto or in any document or other instrument furnished to the Purchasers, with the prior written consent of the Company, in connection with the offer and sale of the Securities (such documents and instruments, together with the SEC Reports, are hereinafter collectively referred to as the "Offering Documents") contains any untrue statement of a material fact or omits to state a material fact necessary in order to make any of such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

                 (c) Each of the Company and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and is qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of property or assets or the conduct of its business makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Except as set forth on Schedule 2(c) annexed hereto, the Company does not have any subsidiaries or investment, whether by way of ownership of stock or other securities or by loan, advance or otherwise, in any corporation, partnership, firm, association or other entity. Each of the Company and its subsidiaries has all required power and authority to own its property and to carry on its business as now conducted and proposed to be conducted.

                 (d) The Company has all requisite power and authority to execute, deliver and perform this Agreement, the Bridge Notes, the Warrants and the Registration Rights Agreement (as hereinafter defined) (collectively, the "Operative Documents") and to issue and sell the Securities to the Purchasers. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance of the Operative Documents by the Company and to authorize the creation, issuance and sale of the Securities to the Purchasers. The Operative Documents have been duly authorized, executed and delivered by the Company, are the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as may be limited by





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

         applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws. Except as to filings which may be required under applicable state securities regulations, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Federal, state, local or other governmental authority or of any court or other tribunal is required by the Company for the execution, delivery or performance of the Operative Documents by the Company. Except as set forth on Schedule 2(d) annexed hereto, no consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or any of its subsidiaries is a party, or by which any of its or its subsidiaries' properties or assets is bound or subject, is required for the execution, delivery or performance by the Company of the Operative Documents; and the execution, delivery and performance of the Operative Documents by the Company will not (with or without the giving of notice or the passage of time or both) violate, result in a breach of, conflict with, or entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or by-laws of the Company or any of its subsidiaries or (with or without the giving of notice or the passage of time or both) violate, result in a breach of or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or on any of its subsidiaries or to which any of its or its subsidiaries' operations, business, properties or assets is bound or subject. The Warrant Shares have been duly authorized and, upon exercise of the Warrants in accordance with their terms and payment of the exercise price as contemplated therein, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights or rights of first refusal, and the holders of the Warrant Shares will have good title to such shares, free and clear of all Liens, claims, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts (other than any created by the Purchasers).

                 (e) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 16,312,349 shares are issued and outstanding as of the date hereof (other than shares of Common Stock issued after November 6, 1995 as a result of the exercise of options or warrants listed on Schedule 2(e) annexed hereto); 150,000 shares of Series A Preferred Stock, par value $1.00 per share, of the Company (the "Series A Preferred Stock"), of which no shares are issued and outstanding as of the date hereof and 1,000,000 shares of Series B Preferred Stock, par value $1.00 per share, of the Company (the "Series B Preferred Stock;" and together with the Series A Preferred Stock, the "Preferred Stock"), of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of Common Stock and Preferred Stock have been validly issued and are fully paid and nonassessable and have not been issued in violation of any Federal or state securities laws. All issued and outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable, have not been issued in violation of any Federal or state securities laws, and are owned of record and beneficially by the Company, free and clear of all Liens, claims, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. Except for the obligation of the Company to issue the Warrant Shares and except as set forth on Schedule 2(e) annexed hereto, there are not, as of the date hereof, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character directly or indirectly obligating the Company or any of its subsidiaries to issue
         (i) any additional shares of its or their capital stock or (ii) any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of such capital stock.

                 (f) None of the Company or any of its subsidiaries is in violation of any term or provision of its Certificate of Incorporation or by-laws or is, or (with or without the giving of notice or the passage of time or both) will be, in default in the performance or observance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any mortgage, deed of trust, indenture or other instrument or agreement to which it is a party or by which it or any of its property is bound or subject, which violation or default, together with all other such violations and defaults, would have a Material Adverse Effect.

                 (g)  Except as disclosed in the Offering Documents, there is
         (i) no action, suit or proceeding before or by any court, arbitrator or Governmental Body now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be bound or subject, (ii) no law, statute, rule, regulation, order or ordinance that has been enacted, adopted or issued by any Governmental Body or that, to the knowledge of the Company, has been proposed by any Governmental Body adversely affecting the Company or any of its subsidiaries, (iii) no injunction, restraining order or order of any nature by a federal, state or foreign court or Governmental Body of competent jurisdiction to which the Company or any of its subsidiaries is subject issued that, in the case of clauses (i), (ii) and (iii) above, (x) is reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect, (y) would interfere with or adversely affect the issuance of the Bridge Notes or the Warrants or (z) is reasonably likely to render any Operative Document or the SMTEK Agreement, or any portion thereof, invalid or unenforceable.

                 (h) No action has been taken and no law, statute, rule, regulation, order or ordinance has been enacted, adopted or issued by any Governmental Body that prevents the issuance of the Bridge Notes or the Warrants or, to the best knowledge of the Company, the acquisition of the SMTEK Shares; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Bridge Notes or the Warrants or suspends the sale of the Bridge Notes or the Warrants in any jurisdiction; and no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting, the Company, any of its subsidiaries or, to the best knowledge of the Company, SMTEK before any court or arbitrator or any Governmental Body that, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Bridge Notes or the Warrants or the acquisition of the SMTEK Shares or render any Operative Document or the SMTEK Agreement, or any portion thereof, invalid or unenforceable.

                 (i) Except as set forth on Schedule 2(i) annexed hereto, all tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been timely filed, other than those filings being contested in good faith by appropriate proceedings, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such company have been paid, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided or those currently payable without penalty or interest.

                 (j) The Company is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, or analogous foreign laws and regulations, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or analogous foreign laws and regulations.

                 (k) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (l) No registration under the Securities Act is required for the offer and sale of the Bridge Notes or the Warrants to the Purchasers as contemplated hereby assuming the accuracy of the Purchasers' representations and warranties set forth in Section 1.5 hereof and assuming that no actions have been taken by Rickel & Associates, Inc. ("Rickel") which would cause such registration to be required. Except for news releases contemplated by Rule 135c under the Securities Act, no form of general solicitation or general advertising has been or will be used by the Company or any of its representatives (such representatives shall not be deemed to include Rickel) in connection with the offer and sale of any of the Bridge Notes or the Warrants, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Bridge Notes or the Warrants have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                 (m) The execution and delivery of the Operative Documents and the sale of the Securities to be purchased by the Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                 (n) Neither the Company nor any agent of the Company acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.E.
         Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                 (o) The financial statements contained in the SEC Reports and the financial statements included in the Offering Documents, including the related notes and schedules, have been prepared from the books and records of the Company and its subsidiaries in accordance with generally accepted accounting principles (except to the extent otherwise set forth in the notes to such financial statements) consistently applied throughout the periods covered thereby and fairly present the results of operations and financial condition of the Company and its subsidiaries as of the dates and for the periods covered thereby, subject, in the case of the interim statements, to normal year-end audit adjustments. All of such financial statements are hereinafter referred to as the "Financial Statements".

                 (p)  Except as disclosed in the Financial Statements or on
         Schedule 2(p) annexed hereto, as of the Closing, none of the Company or any of its subsidiaries had any indebtedness or liability, direct, contingent, matured or otherwise, individually in excess of $25,000.

                 (q) Except as described in Schedule 2(q) annexed hereto, as contemplated by this Agreement or as disclosed in the Offering Documents, since June 30, 1995 there has not been nor is the Company
         (i) aware of any events, facts or circumstances which individually or in the aggregate could cause any (x) material adverse effect on the business, condition (financial or otherwise), operations, earnings, performance, properties or prospects of the Company or any of its subsidiaries or (y) material obligation, contingent or otherwise, directly or indirectly incurred or to be incurred by the Company or any of its subsidiaries or (ii) contemplating any (A) transaction which is material to the Company or any of its subsidiaries, (B) payment of dividends or distributions of any kind, (c) acquisition of any assets or properties, except in the ordinary course of business consistent with past practices, (D) sale, lease, transfer, disposition or encumbering of any assets or properties, except in the ordinary course of business consistent with past practices, (E) loans, advances, capital contributions or investments in or to any person or entity, except in the ordinary course of business consistent with past practices or (F) aggregate capital expenditures and commitments therefor in an amount equal to $25,000 or more in the aggregate.

                 (r) The Company and its subsidiaries are in compliance with all applicable laws, regulations, rules, ordinances, orders, judgments and decrees of each federal, state, local or other governmental authority, except where the failure to be in compliance would not be likely to have, individually or in the aggregate, a Material Adverse Effect.

                 (s) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Bridge Notes, except with respect to Rickel. The Company shall be solely responsible for all payments to be made to Rickel in connection herewith.

                 (t) The SMTEK Agreement has been duly authorized by the Company and, upon due execution and delivery, will be the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws. Except as to filings which may be required under applicable state securities regulations, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Federal, state, local or other governmental authority or of any court or other tribunal is required for the execution, delivery or performance of the SMTEK Agreement by the Company. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or any of its subsidiaries is a party, or by which any of their properties or assets is bound or subject, is required for the execution, delivery or performance of the SMTEK Agreement by the Company; and the execution, delivery and performance of the SMTEK Agreement by the Company will not (with or without the giving of notice or the passage of time or both) violate, result in a breach of, conflict with, or entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or by-laws of the Company or any of its subsidiaries or (with or without the giving of notice or the passage of time or both) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or any of its subsidiaries or to which any of their operations, business, properties, or assets is bound or subject.

                 (u) To the Company's knowledge following due and diligent inquiry, SMTEK is a duly organized corporation and in good standing under the laws of the State of California and has qualified to transact business in all other states requiring qualification therein. To the Company's knowledge following due and diligent inquiry, SMTEK has corporate power to own all of its properties and assets and to
         carry on its business as it is now being conducted.   To the Company's
         knowledge following due and diligent inquiry, the execution and delivery of the SMTEK Agreement do not, and the consummation of the transactions contemplated therein will not, violate any provision of any charter, by-law, mortgage, lien, lease, agreement, covenant, instrument, order, judgment or decree to which SMTEK is a party or by which SMTEK is bound; and will not violate any other restriction of any kind or character to which SMTEK is subject, including restrictions upon the assignment of contracts; nor cause the acceleration of the payment of any obligation. To the Company's knowledge following due and diligent inquiry, the corporate minute book of SMTEK is complete, including therein the Articles of Incorporation and By-Laws with any amendment thereto, and the meetings of directors referred to therein were duly called and held, and the minutes thereof represent all minutes of directors' meetings heretofore held, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

                 (v) The Company has heretofore delivered to the Purchasers the audited financial statements covering the business and the operations of SMTEK dated March 31, 1995, and, to the Company's knowledge following due and diligent inquiry, said financial statements fairly represent the financial position of SMTEK as of the date thereof and the results of operations for the period covered by said statements. Promptly upon receipt thereof, the Company will deliver unaudited financial statements of SMTEK for the period ended August 31, 1995, together with a certificate from management of SMTEK as to the accuracy thereof. In the event that SMTEK's auditors, or any other certified public accounting firm, conduct a review of the unaudited financial statements of SMTEK for the period beginning April 1, 1995 and ending August 31, 1995, the financial statements prepared as a result of such review shall be the ones considered to have been delivered to the Purchasers pursuant to this clause and shall carry the certificate of management of SMTEK.

                 (w) To the Company's knowledge following due and diligent inquiry, SMTEK has good and marketable title to its properties and assets (including, without limitation, the assets reflected in the above described balance sheet, except as subsequently sold or otherwise disposed of in the ordinary course of business), free and clear of all claims, rights, restrictions, conditions, covenants, easements, liens and encumbrances except the lien of property taxes not yet due and equipment which is leased and described in
         Schedule III annexed hereto. The Company expressly excludes from SMTEK's property and assets, and makes no such representations with respect to, any production materials or inventory which may be located on SMTEK premises but which is owned and supplied by customers of SMTEK.

                 (x) (i) To the Company's knowledge following due and diligent inquiry, SMTEK has timely filed or caused to be timely filed all federal, state and local tax returns for income taxes, sales taxes, withholding and all payroll taxes, property taxes, and all other taxes of every kind whatsoever required by law to have been filed, and all such tax returns are complete and accurate. For the purpose of the preceding sentence, a return shall be deemed to be timely filed if it is filed after the date due but within any period allowed in an extension granted by the taxing authority.

                          (ii) To the Company's knowledge following due and diligent inquiry, SMTEK has paid or caused to be paid all taxes which have become due, whether pursuant to said returns or pursuant to any assessments or otherwise, and there is no further liability (whether or not disclosed on such returns or assessments) for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth in the financial statements referred to in clause (u) above.

                          (iii) To the Company's knowledge following due and diligent inquiry, the amounts set up as provisions for taxes on the financial statements of SMTEK as of March 31, 1995, and the unaudited financial statements of SMTEK as of August 31, 1995, are sufficient for the payment of all unpaid federal, state, county and local taxes of SMTEK accrued for or applicable to the period ended on such date, and for all years and periods prior thereto and for which SMTEK may be liable in its own right or as transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture or other entity.

                 (y) To the Company's knowledge following due and diligent inquiry, aside from the capital stock of SMTEK which is issued and outstanding in the names of the SMTEK Sellers as described in the SMTEK Agreement, there are outstanding no options, warrants or other rights to acquire any issued shares of the stock of SMTEK.

                 (z) Except as described on Schedule 2(z) annexed hereto, to the Company's knowledge following due and diligent inquiry, there are no actions, suits or proceedings pending against SMTEK either in court or before any administrative board, agency or commission including, without limitation, environmental matters, actions by employees or product liability claims.

         To the Company's knowledge following due and diligent inquiry, the SMTEK Sellers have no notice or knowledge that any such action, suit or proceeding is threatened.

                 (aa) To the Company's knowledge following due and diligent inquiry, all equipment used by SMTEK is in good repair and operating condition and conforms to all applicable ordinances and regulations.

                 (bb) The full, true and complete schedule of all leases and material contracts of SMTEK is annexed hereto as Schedule III. For the purpose of this clause, a material contract is defined to be any contract involving a commitment in excess of $10,000 but excluding, however, insurance policies and group insurance policies to which SMTEK is a party. With respect to insurance policies and group insurance policies to which SMTEK is a party, as well as all material contracts together with all amendments and statements thereto, upon the request of the Purchasers, the Company will make such policies and contracts available to the Purchasers or its duly authorized representative prior to the Closing Date. To the Company's knowledge following due and diligent inquiry, there are no material defaults nor are there any obligations of SMTEK to be performed under said material contracts other than those set forth in the written agreements.

                 (cc) To the Company's knowledge following due and diligent inquiry, SMTEK does not have any liabilities except as reflected on its financial statements heretofore delivered to the Purchasers and except as incurred in the ordinary course of business since the date of said financial statements or disclosed otherwise in the SMTEK Agreement. To the Company's knowledge following due and diligent inquiry, all liabilities of SMTEK as of the date hereof or incurred hereafter can be prepaid in full, without penalty, by SMTEK at any time. SMTEK is not directly or indirectly liable upon or with respect to (by discount, repurchase agreement or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume any debt or obligation of any corporation, association, partnership, joint venture or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.

                 (dd) To the Company's knowledge following due and diligent inquiry, SMTEK is not, and on the Closing Date will not be, indebted to any of its shareholders, or to any officers or directors of SMTEK, or to their respective spouses and/or children in any amount whatsoever other than for payment of salaries and compensation for services rendered, other than those obligations set forth in Schedule II annexed hereto.

                 (ee) To the Company's knowledge following due and diligent inquiry, each of the SMTEK Sellers is the lawful owner and holder of the number of shares of the capital stock of SMTEK set forth in
         Schedule I annexed hereto and has valid and marketable title thereto, free and clear of any claims, liens, restrictions or encumbrances of or by others, including any claims which might arise under community property laws, and each of the SMTEK Sellers has the absolute and unrestricted right, power, authority and capacity to sell, assign and transfer his shares as provided in the SMTEK Agreement, without prior consent of any other party.

                 (ff) To the Company's knowledge following due and diligent inquiry, any voting trust or other arrangement which may have existed with respect to the power to vote the shares of capital stock of SMTEK, or any other restriction upon the power of the owner and holder of said shares, has been terminated or revoked and said shares shall be conveyed to the Company free of any restriction or limitation.

                 (gg) To the Company's knowledge following due and diligent inquiry, there is not presently in existence to which SMTEK is a party any profit sharing, pension or bonus plans for any of SMTEK's officers, directors or employees.

         The Company acknowledges that the Purchasers and, for purposes of the opinion to be delivered to the Purchasers pursuant to Section 3.2 hereof, counsel to the Company, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         SECTION 3.  CONDITIONS OF CLOSING.

         A. Your obligation to purchase and pay for the Securities to be purchased by you on the Closing Date shall be subject to the satisfaction on or before the Closing Date of the conditions hereinafter set forth.

         Section 3.1.  Proceedings Satisfactory.   All proceedings taken on or
prior to the Closing Date in connection with the issuance of the Securities and the consummation of the transactions contemplated hereby and all documents and papers relating thereto including, without limitation, the Operative Documents shall be reasonably satisfactory in form and substance to you and your counsel, and you and your counsel shall have received copies of such documents, papers and certificates of the Company, all in form and substance reasonably satisfactory to you and your counsel, as you or they may request in connection therewith.

         Section 3.2. Opinions of Counsel. You shall have received an opinion or opinions dated the Closing Date from Charles Linn Haslam, Esq. and such other counsel to the Company reasonably acceptable to you and your counsel, substantially in the form(s) attached hereto as Exhibit D.

         Section 3.3. Sale of the Securities. Contemporaneously with the Closing, each of the Purchasers shall have purchased the Securities to be purchased by them at the Closing as specified in Schedule A.

         Section 3.4. Registration Rights Agreement. You shall have received the Registration Rights Agreement, dated the date hereof (the "Registration Rights Agreement"), substantially in the form annexed hereto as Exhibit E, duly executed by the Company.

         Section 3.5. Consents. The Company shall have obtained all consents, approvals and authorizations included on Schedule 3.5 annexed hereto.

         B. The Company's obligation to sell, issue and deliver the Securities to the Purchasers shall be subject to the satisfaction on or before the Closing Date of the conditions hereinafter set forth.

         Section 3.6. Receipt of Proceeds. In respect of the Closing Date, the Company shall have received an aggregate of $1,000,000 payable as provided in Section 1.2 of proceeds from the sale of the Securities.

         SECTION 4.  THE BRIDGE NOTES.

         Section 4.1. Repayment. Subject to Section 8.3, the Bridge Notes shall be repaid on the earlier of (a) the 45th day after the date hereof or (b) the closing date of any financing transaction or series of financing transactions providing the Company with gross proceeds of not less than $10,000,000 (the "Financing").

         Section 4.2. Interest. The Bridge Notes will bear interest at the per annum rate of 10%. Interest will be payable at the same time principal is payable. Interest shall be computed on the basis of a 360-day year and actual days elapsed. The Company shall pay principal and interest to each registered Holder of the Bridge Notes in the manner provided in Schedule A hereto under the name of such Holder.

         Section 4.3. Optional Redemption of the Bridge Notes. The Bridge Notes may be redeemed in advance of the scheduled repayment date at the option of the Company at any time, upon notice given as provided in Section 4.4, in whole or in part (in a minimum aggregate principal amount of at least $25,000 and in any greater principal amount that is a multiple of $25,000), in each case at 100% of the principal amount of Bridge Notes so to be redeemed, together with interest accrued thereon to the date fixed for such optional redemption, without premium. Notwithstanding the foregoing, if all the Bridge Notes of any Holder thereof are to be redeemed, the entire outstanding principal amount of the Bridge Notes held by such Holder (even if not a multiple of $25,000) may be redeemed.

         Section 4.4. Notice of Redemption. The Company will give written notice of any redemption of the Bridge Notes pursuant to Section 4.3 to the Holders of the Bridge Notes not less than five (5) days, nor more than ten (10) days, prior to the date fixed for such redemption in such notice, which notice shall specify the principal amount of the Bridge Notes so to be redeemed, together with the amount of interest accrued thereon, and the date fixed for such redemption.

         Section 4.5. Allocation of Redemption Payments. If less than all of the then outstanding principal amount of the Bridge Notes is to be redeemed pursuant to Section 4.3 and more than one Bridge Note is outstanding, the Company shall allocate the total principal amount to be redeemed pro rata as nearly as practicable among the Bridge Notes, based upon the then outstanding principal amounts thereof.

         Section 4.6. Surrender of Bridge Notes; Notation Thereon. Upon any redemption of a portion of the principal amount of any Bridge Note, the Holder of such Bridge Note at its option may require the Company to make and deliver, at the expense of the Company (other than for transfer taxes, if any), upon surrender of such Bridge Note, a new Bridge Note payable to such Person or Persons as may be designated by such Holder in the principal amount of the surrendered Bridge Note then remaining unpaid, dated as of the date to which interest has been paid on the unpaid principal amount of the surrendered Bridge Note (or, if no such interest has been paid, dated as of the date of the surrendered Bridge Note), or may present such Bridge Note to the Company for notation thereon of the payment of the portion of the principal amount of such Bridge Note so prepaid.

         SECTION 5. INSPECTION. So long as you shall hold any of the Securities, you and your authorized representatives shall have the right, at your expense (unless an Event of Default has occurred and is continuing, in which case at the Company's expense), upon notice to the Company (unless an Event of Default shall have occurred and be continuing, in which case without notice) to visit and inspect during normal business hours any of the properties of the Company or its subsidiaries, to examine the books of account and records of the Company and its subsidiaries and to be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and its subsidiaries with, and to be advised as to the same by, its officers, and its independent public accountants (and the Company authorizes such independent public accountants to discuss the financial matters of the Company and its subsidiaries with such Holder or its representatives, regardless of whether any representative of the Company, after notice thereof as required above, elects to be present), at any reasonable time, to any reasonable extent, and as often as may be reasonably desired by such Holders. The Company will likewise afford you and such other Holders the opportunity to obtain any information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of any of the representations and warranties made by the Company.

         SECTION 6. COVENANTS. The Company covenants and agrees that on and after the date hereof, so long as any of the Securities shall be outstanding or any amount shall be due and unpaid thereunder:

         Section 6.1. Payment of the Bridge Notes. Subject to Section 8.3, the Company shall pay the principal of and interest on the Bridge Notes on the date and in the manner provided in the Bridge Notes and in this Agreement. Subject to Section 8.3, the obligation of the Company described in the preceding sentence is absolute and unconditional, irrespective of any tax or accounting treatment of such obligation.

         Section 6.2. Seniority. Payment of the principal and interest on the Bridge Notes is senior in right of payment to the payment of all existing and future Indebtedness (as hereinafter defined) of the Company and its subsidiaries (the "Junior Debt") other than up to $7.5 million (plus approximately $3.2 million of certain amounts owing by the Company under its post-retirement non-competition and consulting programs as reflected in the Financial Statements) of Indebtedness of the Company and its subsidiaries, including capitalized lease obligations of the Company and its subsidiaries (the "Permitted Amount"). The aggregate amount of all existing Indebtedness of the Company and its subsidiaries reflected in the Financial Statements which by its terms ranks senior or pari passu in right of payment to the Bridge Notes shall be included in the Permitted Amount. The Company shall not, and shall cause its subsidiaries not to, incur or suffer to exist more than the Permitted Amount of Indebtedness which must rank senior or pari passu in right of payment to the Bridge Notes. "Indebtedness" means (a) any liability of the Company or any of its subsidiaries (i) for borrowed money, or (ii) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), given in connection with the acquisition of property, assets or services, or (iii) for the payment of rent or other amounts relating to capitalized lease obligations; (b) any liability of others described in the preceding clause (a) which the Company or any of its subsidiaries has guaranteed or as to which it or any of them has provided security or which is otherwise its or any of their legal liability (except such liabilities which the Company or any of its subsidiaries may not subordinate to the payment of the Bridge Notes as a matter of law); and (c) any modification, renewal, extension, replacement or refunding of any such liability described in the preceding clauses. Upon any Event of Default relating to the payment of principal of, or interest on, the Bridge Notes or any fee or other amount payable by the Company under the Bridge Notes whether at maturity or otherwise, no payment may be made with respect to the principal of, or interest on, any Junior Debt or with respect to any fee or other amount payable by the Company or any of its subsidiaries on any Junior Debt or in respect of any redemption, retirement, purchase or other acquisition thereof, unless and until such Event of Default has been cured or waived or has ceased. Upon any other Event of Default and upon written notice thereof given to the Company, no payment may be made with respect to the principal of, or interest on, any Junior Debt or with respect to any fee or other amount payable by the Company or any of its subsidiaries on any Junior Debt or in respect of any redemption, retirement, purchase or other acquisition thereof unless and until such Event of Default has been cured or waived or has ceased. Upon any payment or distribution of the assets of the Company or any of its subsidiaries to creditors upon dissolution, total or partial liquidation or reorganization of or similar proceeding relating to the Company or any of its subsidiaries, the holders of the Bridge Notes will be entitled to receive payment in full before any holder of Junior Debt is entitled to receive payment.

         Section 6.3. Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its and its subsidiaries' existence, and the Company shall use its best efforts to cause to be done all things necessary to preserve and keep in full force and effect SMTEK's existence, each in accordance with their respective Certificate of Incorporation and By-laws and the rights (charter and statutory) and franchises of the Company, its subsidiaries and SMTEK; provided, however, that neither the Company and any of its subsidiaries nor SMTEK shall be required to preserve, with respect to itself, any right or franchise, if (a) the Board of Directors of such company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of such company and (b) the loss thereof is not adverse in any material respect to the Holders.

         Section 6.4. Payment of Taxes and Other Claims. The Company shall pay or discharge, and cause its subsidiaries to pay or discharge, and use its best efforts to cause SMTEK to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon such company or properties and assets of such company and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, that have become due and payable and that by law have or may become a Lien upon the property and assets of such company; provided, however, that such company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

         Section 6.5. Maintenance of Insurance. From and at all times after the Closing Date, the Company shall have, and shall cause its subsidiaries to have, and shall use its best efforts to cause SMTEK to have, in effect customary property and comprehensive general liability insurance, in each case on terms and in an amount reasonably sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a Material Adverse Change.

         Section 6.6. Limitation on Transactions with Affiliates. Except as described herein or as set forth on Schedule 6.6 annexed hereto, after the Closing Date, the Company shall not, and shall cause its subsidiaries not to, and shall use its best efforts to cause SMTEK not to, enter into any contract, arrangement, understanding or transaction with any affiliate or stockholder (an "Affiliate Transaction") or series of related Affiliate Transactions except for transactions approved in advance by a majority of the disinterested (as to such transaction) members of the Board of Directors of the Company.

         Section 6.7. Limitation on Lines of Business. The Company shall not, and shall cause its subsidiaries not to, and shall use its best efforts to cause SMTEK not to, directly or indirectly engage to any material extent in any line or lines of business activity other than as set forth in the Offering Documents.

         Section 6.8. Limitation on Consolidation, Merger and Sale of Assets. Except as contemplated hereby, the Company shall not, and shall cause its subsidiaries not to, and shall use its best efforts to cause SMTEK not to, consolidate with or merge with or into another person or, directly or indirectly, sell, lease or convey all or substantially all of its assets, whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons.

         Section 6.9. Observance of Statutes, Regulations and Orders. The Company shall, and shall cause its subsidiaries to, and shall use its best efforts to cause SMTEK to, remain at all times in compliance with all statutes, rules and regulations of any Governmental Body and all Orders, except where the failure to comply is not reasonably likely to have a Material Adverse Effect.

         Section 6.10. Maintenance of Properties. The Company shall, and shall cause its subsidiaries to, and shall use its best efforts to cause SMTEK to, maintain, preserve, protect and keep the properties material to the operation of the business of such company in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with past practices of such company.

         Section 6.11. Books and Records. The Company shall, and shall cause its subsidiaries to, and shall use its best efforts to cause SMTEK to, keep books and records which accurately reflect all of its material business affairs and transactions.

         Section 6.12. Restricted Payments. The Company shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of the Company's capital stock.

         Section 6.13. SMTEK Agreement. The Company shall use its best efforts to consummate all of the transactions contemplated by the SMTEK Agreement, including, without limitation, the purchase by the Company of the SMTEK Shares, in accordance with the terms thereof.

         After the Company's acquisition of the SMTEK Shares, SMTEK shall be deemed to be a subsidiary of the Company.

         SECTION 7.  DEFINITIONS.

         Section 7.1. Additional Definitions. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

         "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

         "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member or other relative who has the same principal residence of any person described in clause (i) above and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means
(a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise or (b) the beneficial ownership of 10% or more of any class of voting capital of a person (on a fully diluted basis) or of warrants or other rights to acquire such class of capital (whether or not presently exercisable).

         "Bankruptcy Code" shall mean Title 11 of the United States Code (as now or hereafter in effect).

         "Business Day" shall mean any day on which commercial banks in the State of New York are not authorized or required to close.

         "Cash" means U.S. Legal Tender.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         "Company" shall have the meaning ascribed thereto in the first paragraph of this Agreement.

         "GAAP" shall mean generally accepted accounting principles as in effect on the date hereof.

         "Governmental Body" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, foreign or domestic.

         "Lien" means any mortgage, lien, pledge, charge, security interest, limitation on voting rights or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

         "Majority Noteholders" shall mean, at any time, the holders of at least a majority in principal amount of the then outstanding Bridge Notes; provided, the Bridge Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not outstanding for this purpose; provided, no Holder of Bridge Notes shall be deemed an Affiliate of the Company solely by reason of its exercise of remedies under the Operative Documents.

         "Material Adverse Change" shall mean any material adverse change in the business, condition (financial or otherwise), operations, earnings, performance, properties or prospects of the Company and its subsidiaries taken as a whole or SMTEK or the ability of the Company to perform its obligations under the Operative Documents.

         "Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or otherwise), operations, earnings, performance, properties or prospects of the Company and its subsidiaries taken as a whole or SMTEK.

         "Order" shall mean any lawful order, writ, injunction, decree, judgment, award, determination, direction or demand.

         "Person" shall mean an individual, partnership, trust, corporation, a government or agency or political subdivision or any agency, department or instrumentality thereof or other person or entity.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at any applicable time.

         "SMTEK Common Stock" shall mean the common stock, par value $_______ per share, of SMTEK.

         "SMTEK Shares" shall mean all of the outstanding shares of SMTEK Common Stock being purchased by the Company pursuant to the SMTEK Agreement.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         SECTION 8.  EVENTS OF DEFAULT; REMEDIES.

         Section 8.1. Events of Default Defined; Acceleration of Maturity. Subject to Section 8.3, if one or more of the following events (an "Event of Default") shall occur and be continuing:

                 (a) the Company shall default in the payment when due of any principal of, or interest on, any Bridge Note or any fee or other amount payable by the Company under any Bridge Note or this Agreement; or

                 (b) the Company shall default in the performance of any of its covenants or agreements in any Bridge Note or other Operative Document or any of the representations and warranties of the Company contained in this Agreement were untrue when made; or

                 (c) the Company, any of its subsidiaries or SMTEK shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                 (d) Any Material Adverse Change shall occur or shall have occurred; or

                 (e)      the Company, any of its subsidiaries or SMTEK shall
         (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts,
         (v) fail to controvert in a timely and appropriate manner, or acquiesce to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any action for the purpose of effecting any of the foregoing; or

                 (f) a proceeding or case shall be commenced, without the application or consent of the Company, any of its subsidiaries or SMTEK, as the case may be, in any court of competent jurisdiction seeking (i) the liquidation, reorganization, dissolution or winding-up of the Company, any of its subsidiaries or SMTEK or of its assets or the composition or adjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company, any of its subsidiaries or SMTEK or of all or any substantial part of its assets or (iii) similar relief in respect of its creditors, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of 30 days or an order for relief against it or any or its assets shall be entered in an involuntary case under the Bankruptcy Code;

                 THEREUPON: (x) the Bridge Notes and all amounts payable by the Company under the Bridge Notes shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company, and in any case the Holders may take such action as is permitted to enforce their rights thereunder; (y) the Company shall pay all of the expenses of the Holders incurred for the collection of the Bridge Notes and for the enforcement of their rights to obtain payment of the Bridge Notes, including reasonable attorneys' fees and legal expenses; and (z) the Holders may exercise from time to time any rights and remedies available to them by law, including those available under any agreement or other instrument, if any, relating to the amounts owed under the Bridge Notes or any security therefor (including, without limitation, under the Warrants). No failure or delay on the part of the Holders in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The Holders may apply any funds received from the Company or realize upon any collateral securing payment of the Bridge Notes, if any, in such manner and order of priority and against such payment obligations hereunder as the Holders may determine.

         Section 8.2. Miscellaneous. The Company hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of the Bridge Notes. No waiver of any provision of the Bridge Notes, or any agreement or instrument evidencing or providing security for the Bridge Notes made by agreement of the Holders and any other person or party, shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of the Company under the Bridge Notes. The Company agrees to perform and comply with each of the covenants, conditions, provisions and agreements of the Company contained in the Bridge Notes. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

         Section 8.3. Nonconsummation of Financing. The Company's failure to pay any principal of, or interest on, any Bridge Note or any fee or other amount payable by the Company under any Bridge Note or this Agreement shall not be deemed to be an Event of Default if such failure is the result of the Company's inability, through no fault of its own and not due to a Material Adverse Change or the Company's breach of any of its representations or warranties or failure to perform any of its covenants or agreements in any of the Operative Documents or the SMTEK Agreement, to consummate the Financing within 45 days after the date hereof (such 45th day shall be referred to herein as the "Expiration Date"). Upon such occurrence, all of the then outstanding Securities shall be deemed to have been cancelled in full and all rights of the Holders with respect to the repayment of the Bridge Notes and the exercise of the Warrants shall cease and terminate, in each case as of the Expiration Date. The Holders shall promptly surrender the certificates evidencing the Securities to the Company for cancellation.

         SECTION 9.  REGISTRATION, TRANSFER AND EXCHANGE OF BRIDGE NOTES.
The Company will keep at its principal executive office a note register in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it will provide for the registration and transfer of the Bridge Notes.

         The Bridge Notes may not be pledged, sold, assigned, hypothecated or otherwise transferred until (1) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws or (2) the Company receives an opinion of counsel to the Company or other counsel to the Holder of the Bridge Note, which other counsel is reasonably satisfactory to the Company, that the Bridge Note may be pledged, sold, assigned, hypothecated or transferred without an effective registration statement under the Securities Act or applicable state securities laws.

         The Holder of any Bridge Note, at such Holder's option, may surrender the same for transfer or exchange either at the principal executive office of the Company or at the place of payment named in said Bridge Note, accompanied in the case of a transfer or assignment by a written instrument of transfer or assignment in form satisfactory to the Company duly executed by the registered Holder thereof or by such Holder's attorney duly authorized in writing. In case any Holder shall so request the transfer, assignment or exchange of any Bridge Note, the Company, at its expense, will execute and deliver (in each case insured to your reasonable satisfaction) in exchange therefor one or more new Bridge Notes, as may be requested by such Holder, in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Bridge Note or Bridge Notes so surrendered. Any Bridge Note issued in exchange for any other Bridge Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Bridge Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Notwithstanding the foregoing, Bridge Notes may not be issued in denominations of less than $25,000 (except if the entire outstanding principal balance of the Bridge Notes of such Holder is less than $25,000, in which case one Bridge Note for the entire outstanding principal amount of the outstanding Bridge Notes of such Holder may be issued) and no transfer, assignment or exchange of Bridge Notes will be effected if the result of such transfer, assignment or exchange would be to cause the Company to be required to register as an investment company under the Investment Company Act.

         The Company and any agent of the Company may treat the Person in whose name any Bridge Note is registered as the owner of such Bridge Note for the purpose of receiving payment of the principal of and interest on such Bridge Note and for all other purposes whatsoever, whether or not such Bridge Note is overdue.

         SECTION 10. LOST BRIDGE NOTES, ETC. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Bridge Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, upon surrender and cancellation of such Bridge Note or receipt of such indemnity, the Company will make and deliver in lieu of such Bridge Note a new Bridge Note in the same unpaid principal amount and dated as of the date to which interest has been paid thereon.

         SECTION 11. AMENDMENT AND WAIVER. (a) Any term, covenant, agreement or condition of this Agreement or of the Bridge Notes or of the Warrants, with the consent of the Company, may be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by one or more substantially concurrent written instruments signed by the Majority Bridge Noteholders; provided, however, that

                          (i)     no such amendment or waiver shall

                                  (x)  reduce the principal of, or reduce the
                          rate of or change the time for payment of interest on, any Bridge Note, or extend the maturity of any Bridge Note, or modify any other payment terms of any Bridge Note without the consent of the Holder of each Bridge Note so affected, or

                                  (y)  modify any of the provisions of this
                          Agreement or of the Bridge Notes with respect to the payment or prepayment thereof, or reduce the percentage of Holders of Bridge Notes required to approve any such amendment or effectuate any such waiver, or amend this Section 11 without the consent of the Holders of all of the Bridge Notes at the time outstanding; and

                          (ii) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

                 (b) Any amendment or waiver pursuant to subsection (a) of this Section 11 shall apply equally to all the Holders of the Bridge Notes and shall be binding upon them, upon each future holder of any Bridge Note and upon the Company, in each case whether or not a notation thereof shall have been placed on any Bridge Note.

         SECTION 12. HOME OFFICE PAYMENT. Notwithstanding anything to the contrary in this Agreement or the Bridge Notes, so long as you or any nominee designated by you shall be the Holder of any Bridge Note, the Company shall punctually pay all amounts which become due and payable on such Bridge Note to you at your address or at such other place and in such manner as you may designate by notice to the Company, without presentation or surrender of such Bridge Note. You agree that prior to the sale, assignment, transfer or other disposition of any such Bridge Note, you will make notation thereon of the portion of the principal amount paid or prepaid and the date to which interest has been paid thereon, or surrender the same in exchange for a Bridge Note or Bridge Notes aggregating the same principal amount as the unpaid principal amount of the Bridge Note so surrendered. You agree that, as promptly as practicable after the payment or prepayment in whole of any Bridge Note held by you or your nominee and receipt by you of a written request from the Company to surrender such Bridge Note to the Company for cancellation, you will surrender such Bridge Note at the office of the Company. The Company agrees to enter into an agreement similar to that contained in this Section with any other investor (or nominee thereof) who shall hold any of the Bridge Notes.

         SECTION 13. TAXES. The Company will pay all taxes (including interest and penalties), other than taxes imposed on or by reference to the income of the Holders of the Bridge Notes, which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery (but not the transfer) of any of the Bridge Notes or the Warrants or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Bridge Notes or the Warrants and will save you and all subsequent Holders of the Bridge Notes harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section shall survive the payment of the Bridge Notes.

         SECTION 14.  MISCELLANEOUS.

         Section 14.1. Reliance on and Survival of Representations. All agreements, representations and warranties of the Company herein and in any certificates or other instruments delivered pursuant to this Agreement shall
(i) be deemed to be material and to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and (ii) survive the execution and delivery of this Agreement and of the Securities, and shall continue in effect so long as any of the Securities is outstanding and thereafter as provided here.

         Section 14.2.  Successors and Assigns; Transfers of Bridge Notes.
This Agreement shall bind and inure to the benefit of and be enforceable by the Company, you, and your respective successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each Person who shall from time to time be a Holder of any of the Bridge Notes. The Company may not assign its rights under this Agreement. The Purchasers may transfer the Bridge Notes (and any portion thereof) at any time without the consent of the Company subject, however, to the requirements of Section 9.

         Section 14.3. Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at the following address (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices sent by mail shall be effective two (2) days after mailing; notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier.

                      (i)   if to the Company:

                            DDL ELECTRONICS, INC.
                            7320 S.W. Hunziker Road
                            Suite 300
                            Tigard, Oregon  97223-2302

                            Attention:     President and Chief Operating Officer

                            Telephone:     (503) 620-1789
                            Telecopy:

                      (ii) if to you, at your address as set forth in Schedule A hereto or at such other address as you may hereafter designate by notice to the Company, and

                    (iii) if to any other Holder of the Bridge Notes, at the address of such Holder as it appears on the note register.

         Section 14.4. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 14.5. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 14.6. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Purchasers shall be enforceable to the fullest extent permitted by law.

         Section 14.7. Entire Agreement. This Agreement, together with the Registration Rights Agreement, the Warrants and the Bridge Notes, is intended by the parties as a final expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Registration Rights Agreement, the Warrants and the Bridge Notes (including the exhibits and schedules to each) supersede all prior agreements and understandings between the parties with respect to such subject matter.

         Section 14.8. Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorney's fees in addition to any other available remedy, provided that the Company shall not be required to pay for more than one firm of attorneys to represent all the Holders.

         Section 14.9. Governing Law. This Agreement and the Bridge Notes shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York.

         The Company (a) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement and the Bridge Notes, or the subject matter hereof or thereof brought by the Holder and (b) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement and the Bridge Notes or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives in any such action, suit, or proceeding any offsets or counterclaims. The Company hereby consents to service of process by certified mail at the address set forth herein and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Holders. Final judgment against the Company in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company therein described or (ii) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Holders may at their option bring suit, or institute other judicial proceedings, against the Company or any of its assets in any state or Federal court of the United States or of any country or place where the Company or its assets may be found.

         Section 14.10. Action of Majority Bridge Noteholders. Except for such actions which are expressly provided in the Operative Documents to be taken by an individual Holder of Bridge Notes, all actions required or permitted to be taken by the Holders of Bridge Notes under the Operative Documents including, without limitation, in connection with the exercise of remedies, shall be taken by the Majority Bridge Noteholders; and the decision of the Majority Bridge Noteholders shall be binding on all other Holders of Bridge Notes.

         If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this Agreement shall become a binding agreement between you and the Company.

                                Very truly yours,

                                DDL ELECTRONICS, INC.


                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:

The foregoing Agreement is
hereby accepted as of the date
first above written:

SARATOGA HOLDINGS INC.



By:
    ----------------------------
    Name:
    Title:



--------------------------------
Gregg A. Smith



--------------------------------
Elliot Smith



--------------------------------
Kenneth D. Rickel



--------------------------------
Joseph Fair



--------------------------------
Edward McWilliams



--------------------------------
David Cornstein



--------------------------------
Jeffrey S. Silverman



--------------------------------
Howard Miller

                                                                      SCHEDULE A

Name and Address of Purchasers                                                           Principal Amount of Bridge Notes
------------------------------                                                           --------------------------------
SARATOGA HOLDINGS INC.

(1)   In the case of all payments on                                                             $75,000 principal amount
      account of the Bridge Notes:                                                             of 10% Senior Bridge Notes
                                                                                                    due December 25, 1995
      By crediting in the form of
      bank wire transfer of Federal
      or other immediately available
      funds to:

(2)   Address for all notices in
      respect of payment:

      Saratoga Holdings Inc.
      c/o Gregg A. Smith
      Rickel & Associates, Inc.
      875 Third Avenue
      New York, NY 10022


GREGG A. SMITH

(1)   In the case of all payments on                                                             $75,000 principal amount
      account of the Bridge Notes:                                                             of 10% Senior Bridge Notes
                                                                                                    due December 25, 1995
      By crediting in the form of
      bank wire transfer of Federal
      or other immediately available
      funds to:

(2)   Address for all notices in
      respect of payment:

      Gregg A. Smith
      Rickel & Associates, Inc.
      875 Third Avenue
      New York, NY 10022

ELLIOT SMITH

(1)   In the case of all payments on                                                            $200,000 principal amount
      account of the Bridge Notes:                                                             of 10% Senior Bridge Notes
                                                                                                    due December 25, 1995
      By crediting in the form of
      bank wire transfer of Federal
      or other immediately available
      funds to:

(2)   Address for all notices in
      respect of payment:

      Elliot Smith
      400 East 56th Street
      New York, NY 10022


KENNETH D. RICKEL

(1)   In the case of all payments on                                                            $225,000 principal amount
      account of the Bridge Notes:                                                             of 10% Senior Bridge Notes
                                                                                                    due December 25, 1995
      By crediting in the form of
      bank wire transfer of Federal
      or other immediately available
      funds to:

(2)   Address for all notices in
      respect of payment:

      Kenneth D. Rickel
      Rickel & Associates, Inc.
      875 Third Avenue
      New York, NY 10022


JOSEPH FAIR

(1)   In the case of all payments on                                                             $25,000 principal amount
      account of the Bridge Notes:                                                             of 10% Senior Bridge Notes
                                                                                                    due December 25, 1995
      By crediting in the form of
      bank wire transfer of Federal
      or other immediately available
      funds to:

(2)   Address for all notices in
      respect of payment:

      Joseph Fair
      c/o Rickel & Associates, Inc.
      45 Essex Street
      Millburn, NJ 07041


EDWARD MCWILLIAMS

(1)   In the case of all payments on                                                             $50,000 principal amount
      account of the Bridge Notes:                                                             of 10% Senior Bridge Notes
                                                                                                    due December 25, 1995
      By crediting in the form of
      bank wire transfer of Federal
      or other immediately available
      funds to:

(2)   Address for all notices in
      respect of payment:

      Edward McWilliams
      c/o Rickel & Associates, Inc.
      45 Essex Street
      Millburn, NJ 07041

DAVID CORNSTEIN

(1)   In the case of all payments on                                                             $50,000 principal amount
      account of the Bridge Notes:                                                             of 10% Senior Bridge Notes
                                                                                                    due December 25, 1995
      By crediting in the form of
      bank wire transfer of Federal
      or other immediately available
      funds to:

(2)   Address for all notices in
      respect of payment:

      David Cornstein
      Finlay Corporation
      521 Fifth Avenue
      New York, NY 10175-0399


JEFFREY S. SILVERMAN

(1)   In the case of all payments on                                                            $100,000 principal amount
      account of the Bridge Notes:                                                             of 10% Senior Bridge Notes
                                                                                                    due December 25, 1995
      By crediting in the form of
      bank wire transfer of Federal
      or other immediately available
      funds to:

(2)   Address for all notices in
      respect of payment:

      Jeffrey S. Silverman
      Ply Gem Industries
      777 Third Avenue
      New York, NY 10017


HOWARD MILLER

(1)   In the case of all payments on                                                            $200,000 principal amount
      account of the Bridge Notes:                                                             of 10% Senior Bridge Notes
                                                                                                    due December 25, 1995
      By crediting in the form of
      bank wire transfer of Federal
      or other immediately available
      funds to:

(2)   Address for all notices in
      respect of payment:

      Howard Miller
      Rickel & Associates, Inc.
      875 Third Avenue
      New York, NY 10022





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